                                                                   Exhibit 4(l)
                                                                        [PROOF]




                       PREFERRED STOCK WARRANT AGREEMENT


                                    between

                          BATTLE MOUNTAIN GOLD COMPANY


                                      and


            ______________________________________, as Warrant Agent

                             Dated _______________

                               TABLE OF CONTENTS

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ARTICLE I.          ISSUANCE OF WARRANTS AND EXECUTION AND
                    DELIVERY OF WARRANT CERTIFICATES  . . . . . . . . . . . . . . . . . . . . .    1

         SECTION 1.01     Issuance of Warrants  . . . . . . . . . . . . . . . . . . . . . . . .    1
         SECTION 1.02     Execution and Delivery of Warrant Certificates  . . . . . . . . . . .    2
         SECTION 1.03     Issuance of Warrant Certificates  . . . . . . . . . . . . . . . . . .    3
         SECTION 1.04     Temporary Warrant Certificates  . . . . . . . . . . . . . . . . . . .    3

ARTICLE II.         WARRANT PRICE, DURATION AND
                    EXERCISE OF WARRANTS    . . . . . . . . . . . . . . . . . . . . . . . . . .    4

         SECTION 2.01     Warrant Price . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         SECTION 2.02     Duration of Warrants  . . . . . . . . . . . . . . . . . . . . . . . .    4
         SECTION 2.03     Exercise of Warrants  . . . . . . . . . . . . . . . . . . . . . . . .    4

ARTICLE III.        OTHER PROVISIONS RELATING TO RIGHTS
                    OF HOLDERS OF WARRANT CERTIFICATES  . . . . . . . . . . . . . . . . . . . .    6

         SECTION 3.01     No Rights as Warrant Securityholder Conferred by
                          Warrants or Warrant Certificates  . . . . . . . . . . . . . . . . . .    6
         SECTION 3.02     Lost, Stolen, Mutilated or Destroyed Warrant
                          Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         SECTION 3.03     Holder of Warrant Certificate May Enforce Rights  . . . . . . . . . .    6
         SECTION 3.04     Reclassification, Consolidation, Merger, Sale,
                          Conveyance or Lease . . . . . . . . . . . . . . . . . . . . . . . . .    6

ARTICLE IV.         EXCHANGE AND TRANSFERS
                    OF WARRANT CERTIFICATES   . . . . . . . . . . . . . . . . . . . . . . . . .    8

         SECTION 4.01     Exchange and Transfers of Warrant Certificates  . . . . . . . . . . .    8
         SECTION 4.02     Treatment of Holders of Warrant Certificates  . . . . . . . . . . . .    9
         SECTION 4.03     Cancellation of Warrant Certificates  . . . . . . . . . . . . . . . .    9

ARTICLE V.          CONCERNING THE WARRANT AGENT  . . . . . . . . . . . . . . . . . . . . . . .    9

         SECTION 5.01     Warrant Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         SECTION 5.02     Conditions of Warrant Agent's Obligations . . . . . . . . . . . . . .   10
         SECTION 5.03     Resignation, Removal and Appointment of Successor . . . . . . . . . .   11

ARTICLE VI.         MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13





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
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         SECTION 6.01     Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         SECTION 6.02     Notices and Demands to the Company and Warrant
                          Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         SECTION 6.03     Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         SECTION 6.04     Saturdays, Sundays, Holidays, etc.  . . . . . . . . . . . . . . . . . . . . . . . .   14
         SECTION 6.05     Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         SECTION 6.06     Obtaining of Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . .   14
         SECTION 6.07     Delivery of Prospectus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         SECTION 6.08     Persons Having Rights Under Warrant Agreement . . . . . . . . . . . . . . . . . . .   15
         SECTION 6.09     Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         SECTION 6.10     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         SECTION 6.11     Inspection of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         SECTION 6.12     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

TESTIMONIUM   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

SIGNATURE AND SEALS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

EXHIBIT A - Form of Warrant Certificate



                          BATTLE MOUNTAIN GOLD COMPANY

                       Preferred Stock Warrant Agreement*


                 THIS WARRANT AGREEMENT, dated as of ______________________, is between BATTLE MOUNTAIN GOLD COMPANY, a Nevada corporation (hereinafter called the "Company"), and _____________________________________, as Warrant Agent
(herein called the "Warrant Agent").

                 WHEREAS, the Company proposes to sell {if Warrants are sold with other securities -- {title of such other securities being offered} (the "Offered Securities") with} warrant certificates evidencing one or more warrants (the "Warrants" or individually a "Warrant") representing the right to purchase {title of Preferred Stock or Depositary Shares purchasable through exercise of Warrants} (the "Warrant Securities"), such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "Warrant Certificates"; and

                 WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced;

                 NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                     ISSUANCE OF WARRANTS AND EXECUTION AND
                        DELIVERY OF WARRANT CERTIFICATES

                 SECTION 1.01 Issuance of Warrants. {If Warrants alone -- Upon issuance, each Warrant Certificate shall evidence one or more Warrants.} {If Offered Securities and Warrants -- Warrants shall be {initially} issued in connection with the issuance of the Offered Securities {but shall be separately transferable on and after _________ (the "Detachable Date")} {and shall not be separately transferable}, and each Warrant Certificate shall evidence one or more Warrants.} Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase one Warrant





__________________________________

     * Complete or modify the provisions of this Warrant Agreement as appropriate to reflect the terms of the Warrants, Warrant Securities and Offered Securities.

Security, (If Offered Securities and Warrants -- Warrant Certificates shall be initially issued in units with the Offered Securities, and each Warrant Certificate included in such a unit shall evidence __________ Warrants for each {$_______________ in principal amount} {______ shares} of Offered Securities included in such unit.}

                 SECTION 1.02 Execution and Delivery of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in Exhibit A hereto, shall be dated _______________________ and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval), and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents and by its Secretary or one of its Assistant Secretaries under its corporate seal reproduced thereon. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

                 No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

                 In case any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificates may be countersigned and delivered notwithstanding that the person who signed such Warrant Certificates ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such an officer.

                 The term "holder" or "holder of a Warrant Certificate" as used herein shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose {If Offered Securities and Warrants are not immediately detachable
- -- or upon the register of the Offered Securities prior to the Detachable Date. Prior to the Detachable Date, the Company will, or will cause the registrar of the Offered Securities to, make available at all times to the Warrant Agent such information as to holders of the Offered Securities with Warrants as may be necessary to keep the Warrant Agent's records up to date}.

                 {If Warrants are issuable as a Global Warrant -- "Global Warrant" means a Warrant that evidences all or part of the Warrants and is authenticated and delivered to, and registered in the name of, the Depositary for such Warrants or a nominee thereof. "Depositary" means, with respect to Warrants issuable in whole or in part in the form of one or more Global Warrants, a clearing agency that the Company designates to act as Depositary.}

                 SECTION 1.03 Issuance of Warrant Certificates. Warrant Certificates evidencing the right to purchase an aggregate not exceeding ______ Warrant Securities (except as provided in Sections 1.04, 2.03(c), 3.02 and 4.01) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed on behalf of the Company, countersign Warrant Certificates evidencing Warrants representing the right to purchase up to _______ Warrant Securities and shall deliver such Warrant Certificates to or upon the order of the Company. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates or in connection with their transfer, as hereinafter provided.

                 SECTION 1.04 Temporary Warrant Certificates. Pending the preparation of definitive Warrant Certificates, the Company may execute, and upon the order of the Company, the Warrant Agent shall authenticate and deliver, temporary Warrant Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificate may determine are appropriate, as evidenced by their execution of such Warrant Certificates.

                 If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent {or ___________________}, without charge to the holder. Upon surrender for cancellation of any one or more temporary Warrant Certificates the Company shall execute and the Warrant Agent shall authenticate and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

                                  ARTICLE II.

                          WARRANT PRICE, DURATION AND
                              EXERCISE OF WARRANTS

                 SECTION 2.01 Warrant Price. During the period from ______________, through and including ___________________, each Warrant shall entitle the holder thereof, subject to the provisions of this Agreement, to purchase from the Company the number of Warrant Securities stated in the Warrant Certificate at the exercise price of $__________. Such purchase price of Warrant Securities is referred to in this Agreement as the "Warrant Price." No adjustment shall be made for any dividends on any Warrant Securities issuable upon exercise of any Warrant.

                 SECTION 2.02 Duration of Warrants. Each Warrant may be exercised in whole at any time, as specified herein, on or after {the date thereof} {___________} and at or before 5 P.M., New York City time, on _________________ or such later date as the Company may designate, by notice to the Warrant Agent and the holders of Warrant Certificates mailed to their addresses as set forth in the record books of the Warrant Agent (the "Expiration Date"). Each Warrant not exercised at or before 5 P.M., New York City time, on the Expiration Date shall become void, and all rights of the holder of the Warrant Certificate evidencing such Warrant under this Agreement shall cease.

                 SECTION 2.03     Exercise of Warrants.

                 (a) During the period specified in Section 2.02, any whole number of Warrants may be exercised by providing certain information as set forth on the reverse side of the Warrant Certificate and by paying in full, in {lawful money of the United States of America} {applicable currency} {in cash or by certified check or official bank check or by bank wire transfer, in each case,} {by bank wire transfer} in {immediately available} {next-day} funds the Warrant Price for each Warrant exercised, to the Warrant Agent at its corporate trust office {or at ___________________}, provided that such exercise is subject to receipt within five business days of such {payment} {wire transfer} by the Warrant Agent of the Warrant Certificate with the form of election to purchase Warrant Securities set forth on the reverse side of the Warrant Certificate properly completed and duly executed. The date on which payment in full of the Warrant Price is received by the Warrant Agent shall, subject to receipt of the Warrant Certificate as aforesaid, be deemed to be the date on which the Warrant is exercised. The Warrant Agent shall deposit all funds received by it in payment of the Warrant Price in an account of the Company maintained with it {if non-dollar denominated funds - or in such other account designated by the Company} and shall advise the Company by telephone at the end of each day on which a {payment} {wire transfer} for the exercise of Warrants is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephone advice to the Company in writing.

                 (b) The Warrant Agent shall, from time to time, as promptly as reasonably practicable, advise the Company of (i) the number of Warrants exercised, (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Securities to which such holder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iv) such other information as the Company shall reasonably require.

                 (c) As soon as reasonably practicable after the exercise of any Warrant, the Company shall issue to or upon the order of the holder of the Warrant Certificate evidencing such Warrant, the Warrant Securities to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder. If fewer than all of the Warrants evidenced by such Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver a new Warrant Certificate evidencing the number of such Warrants remaining unexercised.

                 (d) Issuance of certificates for the Warrant Securities upon the exercise of the Warrants shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Warrantholder or in such name or names as may be directed by the Warrantholder; provided, however, that in the event certificates for the Warrant Securities are to be issued in a name other than the name of the Warrantholder, the Warrant Certificate when surrendered for exercise shall be accompanied by the Assignment Form attached to the Warrant Certificate duly executed by the Warrantholder; and provided further, that upon any transfer involved in the issuance or delivery of any certificates for the Warrant Securities, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

                          The Company shall not be required to pay any stamp or
other tax or other governmental charge required to be paid in connection with any transfer of the Warrant Securities, and shall not be required to issue or deliver any Warrant Security until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

                 (e) Prior to the issuance of any Warrants there shall have been reserved, and the Company shall at all times keep reserved, out of its authorized but unissued Warrant Securities, a number of shares sufficient to provide for the exercise of the Warrant Certificates. The issuance of a Warrant Certificate shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates and to any Transfer Agent for the Company to execute and issue the necessary certificates for the Warrant Securities upon the exercise of the purchase rights under the Warrant Certificate.

                                  ARTICLE III.

                      OTHER PROVISIONS RELATING TO RIGHTS
                       OF HOLDERS OF WARRANT CERTIFICATES

                 SECTION 3.01 No Rights as Warrant Securityholder Conferred by Warrants or Warrant Certificates. No Warrant Certificates or Warrant evidenced thereby shall entitle the holder thereof to any of the rights of a holder of Warrant Securities, including, without limitation, the right to receive the payment of dividends or distributions, if any, on the Warrant Securities or to exercise any voting rights.

                 SECTION 3.02 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Warrant Agent of evidence reasonably satisfactory to it and the Company of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity reasonably satisfactory to the Warrant Agent and the Company and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and evidencing a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Warrant Certificate shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

                 SECTION 3.03 Holder of Warrant Certificate May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any holder of a Warrant Certificate, without the consent of the Warrant Agent, the holder of any Warrant Securities or the holder of any other Warrant Certificate, may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such holder's right to exercise the Warrants evidenced by such holder's Warrant Certificate in the manner provided in such holder's Warrant Certificate and in this Agreement.

                 SECTION 3.04 Reclassification, Consolidation, Merger, Sale, Conveyance or Lease. Notwithstanding any other provision herein to the contrary, in case of (i) any consolidation or merger to which the Company is a party (other than a merger or consolidation in which the Company is the continuing corporation and in which the Warrant

Securities outstanding immediately prior to the merger or consolidation are not exchanged for cash, or for the securities or other property of another corporation), (ii) any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, (iii) any statutory exchange of securities with another corporation (other than in connection with a merger or acquisition) or (iv) any reclassification, capital reorganization or change of the outstanding shares of Warrant Securities
(other than solely a change in par value or from par value to no par value), then lawful provision shall be made by the corporation formed by such consolidation or the corporation whose securities, cash or other property will immediately after the merger or consolidation be owned, by virtue of the merger or consolidation, by the holders of Warrant Securities immediately prior to the merger or consolidation, or the corporation which shall have acquired such assets or securities of the Company, or the Company, as the case may be, providing that the holder of each Warrant shall have the right thereafter, during such period as the Warrant is exercisable, upon payment of the Warrant Price in effect immediately prior to such consolidation, merger, statutory exchange, sale, transfer, reclassification, capital reorganization or change to purchase upon exercise of the Warrant the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale, transfer, reclassification, capital reorganization or change by a holder of the number of shares of Warrant Securities into which such Warrant might have been exercised immediately prior to such consolidation, merger, statutory exchange, sale, transfer, reclassification, capital reorganization or change assuming such holder of Warrant Securities did not exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale, transfer, reclassification, capital reorganization or change (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or transfer is not the same for each share of Warrant Securities in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section 3.04 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or transfer for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

                 The above provisions of this Section 3.04 shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or transfers. If necessary, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the holders of the Warrants, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of the Warrants. The Company shall not effect any such consolidation, merger, sale or transfer, unless prior to or simultaneously with the consummation thereof, the successor company or entity (if other than the Company) resulting from such consolidation, merger, sale or transfer shall assume, by written instrument, the obligation to deliver to the holder of each Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive under this Section 3.04.

                                  ARTICLE IV.

                             EXCHANGE AND TRANSFERS
                            OF WARRANT CERTIFICATES

                 SECTION 4.01 Exchange and Transfers of Warrant Certificates. {If Offered Securities with Warrants that are immediately detachable -- Upon} {If Offered Securities with Warrants that are not immediately detachable -- Prior to the Detachable Date a Warrant Certificate may be exchanged or transferred only together with the Offered Security to which the Warrant Certificate was initially attached, and only for the purpose of effecting or in conjunction with an exchange or transfer of such Offered Security. Prior to any Detachable Date, each transfer of the Offered Security {on the register of the Offered Securities} shall operate also to transfer the related Warrant Certificates. After the Detachable Date, upon} surrender at the corporate trust office of the Warrant Agent {or __________}, Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants or the transfer thereof may be registered in whole or in part; provided that such other Warrant Certificates evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. The Warrant Agent shall keep, at its corporate trust office {and at _________}, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its corporate trust office {or __________} for exchange or registration of transfer, properly endorsed or accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer. Whenever any Warrant Certificates are so surrendered for exchange or registration of transfer, an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange or registration of transfer that will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligation of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificate surrendered for such exchange or registration of transfer.

                 {If Warrants are issuable as a Global Warrant -
Notwithstanding any other provision in this Agreement, no Global Warrant may be transferred to, or registered or exchanged for Warrants registered in the name of, any person other than the Depositary for such Global Warrant or any nominee thereof, and no such transfer may be registered, unless

(1) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Warrant, (2) the Company executes and delivers to the Warrant Agent a written order executed by the Company that such Global Warrant shall be so transferable, registerable and exchangeable, and such transfers shall be registrable, or (3) there shall have occurred and be continuing an event of default with respect to the Warrants evidenced by such Global Warrant. Notwithstanding any other provision in this Agreement, a Global Warrant to which the restriction set forth in the preceding sentence shall have ceased to apply may be transferred only to, and may be registered and exchanged for Warrants registered only in the name or names of, such person or persons as the Depositary for such Global Warrant shall have directed and no transfer thereof other than such a transfer may be registered.}

                 SECTION 4.02 Treatment of Holders of Warrant Certificates. {If Offered Securities and Warrants are not immediately detachable -- Prior to the Detachable Date, the Company, the Warrant Agent and all other persons may treat the owner of any Offered Securities as the owner of the Warrant Certificates initially attached thereto for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced by such Warrant Certificates, any notice to the contrary notwithstanding. After the Detachable Date and prior to the due presentment of a Warrant Certificate for registration of transfer,} {t}{T}he Company and the Warrant Agent and all other persons may treat the registered holder of a Warrant Certificate as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

                 SECTION 4.03 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exchange, registration of transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Company, be delivered to the Warrant Agent and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in exchange or in lieu thereof. The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of canceled Warrant Certificates in a manner satisfactory to the Company.

                                   ARTICLE V.

                          CONCERNING THE WARRANT AGENT

                 SECTION 5.01 Warrant Agent. The Company hereby appoints _______________ as the Warrant Agent of the Company in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth, and _______________________ hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

                 SECTION 5.02 Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject:

                 (a) Compensation and Indemnification. The Company agrees promptly to pay the Warrant Agent the compensation agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) reasonably incurred without negligence or bad faith by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the reasonable costs and expenses of defending against any claim of such liability.

                 (b) Agent for the Company. In acting under this Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligations or relationship of agency or trust for or with any of the holders of Warrant Certificates or beneficial owners of Warrants.

                 (c) Counsel. The Warrant Agent may consult with counsel satisfactory to it, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action reasonably taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

                 (d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

                 (e) Certain Transactions. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, Warrants, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of Warrant Securities or other obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under any indentures.

                 (f) No Liability for Interest. Unless otherwise agreed with the Company, the Warrant Agent shall have no liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

                 (g) No Liability for Invalidity. The Warrant Agent shall have no liability with respect to any invalidity of this Agreement or any of the Warrant Certificates (except as to the Warrant Agent's countersignature thereon).

                 (h) No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the recitals or representations herein or in the Warrant Certificates (except as to the Warrant Agent's countersignature thereon), all of which are made solely by the Company.

                 (i) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of a receipt of any written demand from a holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.02 hereof, to make any demand upon the Company.

                 SECTION 5.03     Resignation, Removal and Appointment of
                                  Successor.

                 (a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

                 (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall be not less than three months after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the intended date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Company under Section 5.02(a) shall continue to the extent set forth therein, notwithstanding the resignation or removal of the Warrant Agent.

                 (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder.

                 (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

                 (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                  ARTICLE VI.

                                 MISCELLANEOUS

                 SECTION 6.01 Notice. Any notices required or permitted to be given hereunder shall be in writing (including telegraphic, telex or facsimile transmission) and shall be duly given if (i) personally delivered or sent by telegraph, telex or facsimile, and (ii) mailed by certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

                 If to the Company:

                                  Battle Mountain Gold Company
                                  333 Clay Street, 42nd Floor
                                  Houston, Texas  77002
                                  Attention: Vice President and General Counsel Facsimile No. (713) 650-3636

                 If to the Warrant Agent:

                                  __________________________________
                                  __________________________________
                                  __________________________________
                                  Facsimile No. ____________________

                 If to the Warrantholder:

                                  At the address as it appears on the books of the Warrant Agent {or on the register of the Offered Securities prior to the Detachable Date}, or if such Warrantholder shall have filed with the Warrant Agent a written request that notices intended for such Warrantholder be mailed to some other address, at the address designated in such request.

                 All such notices shall be effective: (i) if mailed or personally delivered, when received, or (ii) if sent by telegraph, telex or facsimile, when sent with evidence of transmission. The address to which notices hereunder should be sent may be changed by any party by giving notice of such change to the others in the manner provided in this Agreement.

                 SECTION 6.02 Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

                 SECTION 6.03 Amendment. This Agreement may be amended by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable; provided, however, that such action shall not affect adversely the interests of the holders of the Warrant Certificates. The Company and the Warrant Agent may also supplement or amend the Warrant Agreement in any other respect with the approval of the holders of a majority in number of the Warrants then outstanding; however, no such supplement or amendment may (i) shorten the expiration date of the Warrants, (ii) increase the Warrant Price or reduce the number of shares to be received upon exercise of a Warrant, or (iii) change the percentage of the holders of Warrant Certificates who must consent to such amendment or supplement, without the consent of each holder affected thereby.

                 SECTION 6.04 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted pursuant to this Agreement or the Warrant Certificates shall be a Saturday, Sunday or legal holiday in the United States, then such action may be taken or such right may be exercised on the next succeeding business day that is not a legal holiday.

                 SECTION 6.05 Applicable Law. The validity, interpretation and performance of this Agreement and each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by, and construed in accordance with, the laws of the State of __________________.

                 SECTION 6.06 Obtaining of Governmental Approvals. The Company will from time to time take all reasonable actions necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under Federal and state laws (including, without limitation, a registration statement in respect of the Warrants and Warrant Securities under the Securities Act of 1933, as amended (the "Securities Act")), which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Securities issued upon exercise of the Warrant Certificates, the exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

                 If there is no effective registration statement in respect of the Warrants and Warrant Securities under the Securities Act, no Warrantholder may sell or transfer any or all of such Warrants or Warrant Securities, as the case may be, without first providing the Company with an opinion of counsel (which may be counsel for the Company) to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Securities Act.

                 SECTION 6.07 Delivery of Prospectus. If the issuance and sale of the Warrant Securities are registered under the Securities Act, the Company will furnish to the Warrant Agent sufficient copies of a prospectus relating to the Warrant Securities deliverable upon exercise of the Warrants (the "Prospectus"), and the Warrant Agent agrees that upon the exercise of any Warrant, the Warrant Agent will deliver a Prospectus to the holder of the Warrant Certificate evidencing such warrant prior to or concurrently with the delivery of the Warrant Securities issued upon such exercise. The Warrant Agent shall not, by reason of any such delivery, assume any responsibility for the accuracy or adequacy of such Prospectus.

                 SECTION 6.08 Persons Having Rights Under Warrant Agreement. Nothing in this Agreement shall give to any person other than the Company, the Warrant Agent and the holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement.

                 SECTION 6.09 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                 SECTION 6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which as so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

                 SECTION 6.11 Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

                 SECTION 6.12 Successors and Assigns. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                 IN WITNESS WHEREOF, Battle Mountain Gold Company and ___________ have caused this Agreement to be signed by their respective duly authorized officers, and their respective corporate seals to be affixed hereunto, and the same to be attested by their respective Secretaries or one of their respective Assistant Secretaries, all as of the day and year first above written.

                                        BATTLE MOUNTAIN GOLD COMPANY


                                        By______________________________________
                                               Name:
                                               Title:

Attest:


By________________________________
         Name:
         Title:


                                        {Warrant Agent}



                                        By______________________________________
                                               Name:
                                               Title:

Attest:


By________________________________
         Name:
         Title:

                                                                       EXHIBIT A

                         FORM OF WARRANT CERTIFICATE*
                        {Face of Warrant Certificate}

{Form of Legend if Offered                     Prior to _______, this Warrant
Securities with Warrants that                  Certificate cannot be transferred
are not immediately detachable.                or exchanged unless attached to
                                               a {Title of Offered Securities}.}

{Form of Legend if Warrants                    Prior to ________, Warrants
are not immediately exercisable.               evidenced by this Warrant
                                               Certificate cannot be exercised.}

                   EXERCISABLE ONLY IF COUNTERSIGNED BY THE
                       WARRANT AGENT AS PROVIDED HEREIN

                         BATTLE MOUNTAIN GOLD COMPANY
                             WARRANTS TO PURCHASE
                        {Title of Warrant Securities}

                 VOID AFTER 5 P.M., NEW YORK CITY TIME, ON __________________


No. ______________________                           _________________ Warrants

                 This certifies that _________________ or registered assigns is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner {if Offered Securities with Warrants that are not immediately detachable --, subject to the registered owner qualifying as a "holder" of this Warrant Certificate, as hereinafter defined} to purchase, at any time {after 5 P.M., New York City time, on __________________ and} on or before 5 P.M., New York City time, on _________________, ___________ shares of
{Title of Warrant Securities} (the "Warrant Securities"), of Battle Mountain Gold Company (the "Company") on the following basis: {during the period from ____________, through and including _____________, each Warrant shall entitle the holder thereof, subject to the provisions of the Warrant Agreement under which these Warrants are issued, to purchase from the Company the number of Warrant Securities stated above in this Warrant Certificate at the exercise price of $___________, during the period from __________, through and including _________________,} the exercise price of each Warrant will be ____________ (the "Warrant Price"). No adjustment shall be made for any dividends on any Warrant Securities issuable upon exercise of any Warrant. The holder may exercise the





__________________________________

     *   For Preferred Stock.

Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full {in lawful money of the United States of America} {in cash or by certified check or official bank check or by bank wire transfer, in each case,} {by bank wire transfer} in {immediately available} {next-day} funds, the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of {name of Warrant Agent}, or its successor as warrant agent (the "Warrant Agent"), {or _________________}, which is, on the date hereof, at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

                 The term "holder" as used herein shall mean {if Offered Securities with Warrants that are not immediately detachable -, prior to _______________ (the "Detachable Date"), the registered owner of the Company's {title of Offered Securities} to which this Warrant Certificate is initially attached, and after such Detachable Date,} the person in whose name at the time of this Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 4.01 of the Warrant Agreement.

                 Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Securities in registered form. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

                 This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of _______________ (the "Warrant Agreement") by and between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent {and at _________________}.

                 {If Offered Securities with Warrants that are not immediately detachable - Prior to _______________, this Warrant Certificate may be exchanged or transferred only together with the {Title of Offered Securities} (the "Offered Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security. After such date, transfer} {if Offered Securities with Warrants that are immediately detachable - Transfer} of this Warrant Certificate may be registered when this Warrant Certificate is surrendered at the corporate trust office of the Warrant Agent {or _________________} by the registered owner or such owner's assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.}

                 {If Offered Securities with Warrants that are not immediately detachable - Except as provided in the immediately preceding paragraph, after} {If Offered Securities with Warrants which are immediately detachable or Warrant alone - After} countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent {or ________________} for Warrant Certificates representing the same aggregate number of Warrants.

                 This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of the Warrant Securities, including, without limitation, the right to receive payments of dividends or distributions, if any, on the Warrant Securities or to exercise any voting rights.

                 This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

                 Dated as of ________________________.

                                                 BATTLE MOUNTAIN GOLD COMPANY



                                                  By__________________________

Attest:


By ________________________________________

Countersigned:


___________________________________________
                 As Warrant Agent


By_________________________________________
         Authorized Signature

                        {REVERSE OF WARRANT CERTIFICATE}

                      INSTRUCTIONS FOR EXERCISE OF WARRANT

                 To exercise the Warrants evidenced hereby, the holder of this Warrant Certificate must pay in United States dollars {in cash or by certified check or official bank check or by bank wire transfer} {by bank wire transfer} in {immediately available} {next-day} funds the Warrant Price in full for each of the Warrants exercised to {insert name of Warrant Agent} {Corporate Trust Department} {insert address of Warrant Agent}, Attn. ____________ {or ________________}, which {payment} {wire transfer} must specify the name of the holder and the number of Warrants exercised by such holder. In addition, such holder must complete the information required below and present this Warrant Certificate in person or by mail (certified or registered mail is recommended) to the Warrant Agent at the appropriate address set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the {payment} {wire transfer}.

                    TO BE EXECUTED UPON EXERCISE OF WARRANT

                 The undersigned hereby irrevocably elects to exercise ______ Warrants, evidenced by this Warrant Certificate, to purchase ______ shares of {Title of Warrant Securities} (the "Warrant Securities") of Battle Mountain Gold Company and represents that the undersigned has tendered payment for such Warrant Securities in Dollars {in cash or by certified check or official bank check or by bank wire transfer, in each case} {by bank wire transfer} in {immediately available} {next-day} funds to the order of Battle Mountain Gold Company, c/o {insert name and address of Warrant Agent}, in the amount of _______ in accordance with the terms hereof. The undersigned requests that said amount of Warrant Securities be in fully registered form in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below.

                 If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instruction below.

 Dated:___________________________     Name_____________________________________

 _________________________________     Address__________________________________
 (Insert Social Security  or Other
 Identifying Number of Holder)         _________________________________________
 Signature Guaranteed                  (Signature must conform in all respects
                                       to name of holder as specified on the
 _________________________________     face of this Warrant Certificate and
                                       must bear a signature guarantee by a
                                       bank, trust company or member broker of
                                       the New York Stock Exchange)

            The Warrants evidenced hereby may be exercised at the following addresses:

By hand at  ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________


By mail at  ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

            ____________________________________________________________________

            {Instructions as to form and delivery of Warrant Securities and, if applicable, Warrant Certificates evidencing unexercised Warrants -- complete as appropriate.}

                                   ASSIGNMENT

                  {FORM OF ASSIGNMENT TO BE EXECUTED IF HOLDER
                 DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY}

        FOR VALUE RECEIVED _____________________________ hereby sells, assigns and transfers unto


__________________________                    _________________________________
(Please print name)                           (Please insert social security
                                              or other identifying number)
__________________________
(Address)


__________________________
(City, including zip code)

the Warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ________________ as Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.


Dated:


                                              _________________________________
                                                       Signature

                                              (Signature must conform in all
                                              respects to name of holder as
                                              specified on the face of this
                                              Warrant Certificate and must bear
                                              a signature guarantee by a bank,
                                              trust company or member broker of
                                              the New York Stock Exchange)

Signature Guaranteed


__________________________